UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 8-K/A
                                 CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2001


                      Solar Satellite Communications, Inc.
      --------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



        Colorado                      0-12169             84-0907644
----------------------------        ------------      -------------------
(State or other jurisdiction        (Commission       (IRS Employer
   of incorporation)                file number)      Identification No.)



7926 Jones Branch Dr., Suite 330
McLean, Virginia                                 22102
----------------------------------------        ---------------
(Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code:     (703) 847-4600


                                       N/A
  ----------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


Copy of Communications to:

                            Duncan, Blum & Associates
                            5718 Tanglewood Dr.
                            Bethesda, Maryland 20817
                            Phone:(301) 263-0200
                            Facsimile:(301) 263-0300

         On December 7, 2001, Document Planet, Inc. (Merger Sub), a Colorado corporation and wholly owned subsidiary of the Registrant, entered into an agreement to merge with and into Document Planet, Inc., (DPI), a Delaware corporation with Merger Sub being the surviving corporation. As a result of the merger, which closed December 10, 2001, the Registrant is now the one hundred percent (100%) owner of DPI.

         Such merger was the subject of a Form 8-K filed with the SEC on December 26, 2001. Such merger was also the subject of Registrant's Form 10-KSB filed on January 30, 2002, which report provided information not only as of Registrant's October 31, 2001 fiscal year end but also for the post-merger period beginning December 10, 2001 (including a discussion of Registrant's contemplated post-merger operations).

         The purpose of this amended current report on Form 8-K/A is to amend the previous current report on Form 8-K to file the financial statements and pro forma financial statements as required. To the extent the prior Form 8-K alluded to the merger being consummated December 7, 2001, they are hereby amended to reflect the December 10, 2001 closing.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Business Acquired


                              Document Planet, Inc.
                       (formerly DocumentPlanet.com, Inc.)
                              Financial Statements




                                    Contents


Report of Independent Auditors................................................1
Balance Sheets................................................................2
Statements of Operations......................................................3
Statement of Changes in Stockholders' Equity (Deficit)........................4
Statements of Cash Flows......................................................5
Notes to Financial Statements.................................................6

                         Report of Independent Auditors


Board of Directors
Document Planet, Inc.


We have audited the accompanying balance sheets of Document Planet, Inc. (formerly DocumentPlanet.com, Inc.) as of December 31, 2000 and 1999, and the related statements of operations, stockholders' deficit, and cash flows for the year ended December 31, 2000 and the period from March 11, 1999 (inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Document Planet, Inc. as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the year ended December 31, 2000 and the period from March 11, 1999 (inception) through December 31, 1999 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that Document Planet, Inc. will continue as a going concern. As more fully described in Note 2, the Company has incurred operating losses and has significant obligations due, the satisfaction of which will require the Company to raise additional funding in the future. The ability of the Company to raise such funding is uncertain. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.


                                   /s/Ernst & Young, LLP
                                      Ernst & Young, LLP
                                      McLean, Virginia

December 21, 2001




                                                Document Planet, Inc.
                                        (formerly Document Planet.com, Inc.)
                                                   Balance Sheets


                                                                               September 30,       December 31,
                                                                                   2001                2000
                                                                            ------------------- -------------------
                                                                                (unaudited)
Assets
Current assets:
   Cash                                                                     $                 0 $            43,331
   Accounts receivable, net of allowance for doubtful accounts of
      $1,498 and $0, respectively                                                        29,569              25,594
   Prepaid expenses and other current assets                                                  0              69,279
                                                                            ------------------- -------------------
Total current assets                                                                     29,569             138,204
                                                                            ------------------- -------------------

Property and equipment, net                                                             566,955             379,134
Other assets                                                                              7,307               6,981
                                                                            ------------------- -------------------
Total Assets                                                                 $         603,831  $           524,319
                                                                            =================== ===================

Liabilities and stockholders' equity (deficit)
Current liabilities:
   Bank overdraft                                                           $            11,863 $                 0
   Accounts payable                                                                     444,405             400,355
   Accrued payroll liabilities                                                          112,035              15,708
   Accrued expenses                                                                      80,227             156,790
   Current portion of capital lease obligation                                          106,936              63,102
   Convertible notes payable - related parties, net of discount of $0 and
      $38,473, respectively                                                                   0             213,277
   Convertible notes payable - other, net of discount of $0 and $3,184                        0              61,816
   Advance on Series B preferred stock                                                        0             275,000
   Short-term notes payable                                                             168,000                   0
   Line of credit                                                                             0              50,000
                                                                            ------------------- -------------------
Total current liabilities                                                               923,466           1,236,048

Capital lease obligation, net of current portion                                        164,619              47,005

Stockholders' equity (deficit):
   Preferred stock - $.001 par value; 2,000,000 shares authorized; Series A convertible; 250,000 shares designated; 182,394 shares issued and outstanding (liquidation preference of $506,463 at December 31, 2000);
      Series B convertible; 582,973 and 0 issued
      and outstanding, respectively                                                         765                  75
   Common stock - $0.001 par value; 8,000,000 shares authorized,
      1,619,500 and 1,649,500 shares issued and outstanding                               1,620               1,650
   Additional paid-in capital                                                         3,436,345           2,037,664
   Subscriptions receivable                                                              (8,670)           (140,047)
   Accumulated deficit                                                               (3,914,314)         (2,658,076)
                                                                            ------------------- -------------------
Total stockholders' equity (deficit)                                                   (484,254)           (758,734)
                                                                            ------------------- -------------------
Total liabilities and stockholders' equity (deficit)                        $           603,831 $           524,319
                                                                            =================== ===================






                      The accompanying notes are an integral part of the financial statements
                                                     F-2



                                                Document Planet, Inc.
                                        (formerly DocumentPlanet.com, Inc.)
                                              Statements of Operations

                                                                                                         Period from
                                                                                                        March 11, 1999
                                                                                                         (inception)
                                                     Nine Months Ended                Year Ended           through
                                                       September 30,                 December 31,        December 31,
                                           -------------------------------------  ------------------  ------------------
                                                  2001                2000                2000                1999
                                           ------------------  ------------------   -----------------   -----------------
                                              (unaudited)         (unaudited)
Revenues                                   $          152,268  $          136,728   $         180,934   $          23,214
Cost of revenues                                      117,063             105,447             143,630              19,830
                                           ------------------  ------------------   -----------------   -----------------
Gross profit                                           35,205              31,281              37,304               3,384

Operating expenses
   Selling, general and administrative              1,240,156             715,733           1,177,626             457,386
   Stock-based compensation                                 0                   0             239,664             220,250
                                           ------------------  ------------------   -----------------   -----------------
Total operating expenses                            1,240,156             715,733           1,417,290             677,636
                                           ------------------  ------------------   -----------------   -----------------
Loss from operations                               (1,204,951)           (684,452)         (1,379,986)           (674,252)

Other income (expense):
   Interest income                                     18,623                   0               7,814                   0
   Interest expense - monetary                        (28,253)            (15,117)            (28,987)               (855)
   Interest expense - non-monetary                    (41,657)                  0            (581,810)                  0
                                           ------------------  ------------------   -----------------   -----------------
Total other income (expense)                          (51,287)            (15,117)           (602,983)               (855)
                                           ------------------  ------------------   -----------------   -----------------
Net (loss)                                 $       (1,256,238) $         (699,569)  $      (1,982,969)  $        (675,107)
                                           ==================  ==================   =================   =================
Net loss per weighted average share        $            (0.78) $            (0.4$)  $           (1.$0)  $           (0.42)
                                           ==================  ==================   =================   =================
Weighted average number of shares                   1,619,500           1,649,500           1,649,500           1,618,500
                                           ==================  ==================   =================   =================




















                      The accompanying notes are an integral part of the financial statements
                                                        F-3




                                                Document Planet, Inc.
                                        (formerly DocumentPlanet.com, Inc.)
                                    Statements of Stockholders' Equity (Deficit)

                                                                            Additional
                                    Preferred Stock       Common Stock        Paid-in  Subscriptions   Accumulated
                                   Shares     Amount     Shares     Amount   Capital     Receivable      Deficit         Total
                                 ----------  --------  ---------  ---------  ---------  ------------  -------------  -------------

Balance at March 11, 1999
(inception)                               - $      -   $       -  $       -  $       -  $          -  $           -              -
   Common stock issued for
      services                            -        -   1,587,500      1,588    218,662             -              -        220,250
   Common stock issued for cash           -        -      62,000         62    124,938             -              -        125,000
   Preferred stock issued for cash   16,000       16           -          -     99,984             -              -        100,000
   Net loss                               -        -           -          -          -             -       (675,107)      (675,107)
                                 ---------- --------   --------- ----------  ---------  --------------  -------------  -------------
Balance at December 31, 1999         16,000       16   1,649,500      1,650    443,584             -       (675,107)      (229,857)
   Contributed capital                    -        -           -          -    388,233      (140,047)             -        248,186
   Issuance of compensatory stock
      options                             -        -           -          -    162,198             -              -        162,198
   Warrants issued for services           -        -           -          -     77,466             -              -         77,466
   Warrants issued with debt              -        -           -          -    503,037             -              -        503,037
   Beneficial conversion feature          -        -           -          -    120,430             -              -        120,430
   Preferred stock issued for
      services                       18,400       18           -          -    114,982             -              -        115,000
   Preferred stock issued for cash   40,600       41           -          -    227,734             -              -        227,775
   Net loss                               -        -           -          -          -             -     (1,982,969)    (1,982,969)
                                 ---------- --------   --------- ----------  ---------  ------------    ------------  -------------
Balance at December 31, 2000         75,000       75   1,649,500      1,650  2,037,664      (140,047)    (2,658,076)      (758,734)
   Subscriptions received                 -        -           -          -          -       131,377              -        131,377
   Common stock repurchased for
    cash                                  -        -     (30,000)       (30)   (49,970)            -              -        (50,000)
   Preferred B issued for cash      582,973      583           -          -  1,448,758             -              -      1,449,341
   Preferred A forward split        107,394      107           -          -       (107)            -              -              0
   Net loss                               -        -           -          -          -             -     (1,256,238)    (1,256,238)
                                 ---------- --------   --------- ----------  ---------  ------------    ------------  -------------
Balance at September 30, 2001
(unaudited)                         765,367 $    765   1,619,500 $    1,620  $3,436,345  $    (8,670)  $ (3,914,314) $    (484,254)
                                 ========== ========  ========== ==========  ==========  ============   ============  =============



















                      The accompanying notes are an integral part of the financial statements
                                                          F-4

                                                Document Planet, Inc.
                                         (formerly DocumentPlanet.com, Inc.)
                                              Statements of Cash Flows

                                                                                                               Period from
                                                                                                              March 11, 1999
                                                                                                               (inception)
                                                                       Nine Months              Year Ended        through
                                                                   Ended September 30,         December 31,     December 31,
                                                           --------------------------------  ---------------  -----------------
                                                                 2001            2000              2000              1999
                                                            -------------- ----------------  ----------------  ----------------
                                                             (unaudited)     (unaudited)
Operating activities
Net loss                                                    $   (1,256,238) $      (699,569) $     (1,982,969) $       (675,107)
Adjustments to reconcile net loss to net cash used in
 operating activities:
    Depreciation and amortization                                  121,046           78,054            79,034             1,265
    Stock-based compensation                                             0                0           239,664           220,250
    Bad debt expense                                                 1,498            1,376                 0                 0
    Interest expense - non-monetary                                      0                0           581,810                 0
    Contributed services                                                 0                0            32,000                 0
    Amortized discount on subscription receivable                        0                0            (7,814)                0
Changes in operating assets and liabilities, net of effects
  of acquisition:
    Accounts receivable                                             (2,973)         (68,993)          (20,599)           (4,995)
    Prepaid expenses and other assets                               68,953         (106,759)          (63,760)          (12,500)
    Accounts payable                                                19,906          303,667           358,090            66,409
    Accrued payroll liabilities                                     96,327          (31,145)           15,708            84,000
    Accrued expenses                                               (52,419)         (35,454)          122,425            54,221
                                                            -------------- ----------------  ----------------  ----------------
Net cash used in operating activities                           (1,003,900)        (558,823)         (646,411)         (266,457)
                                                            -------------- ----------------  ----------------  ----------------
Investing activities
    Purchase of property and equipment                             (89,699)        (225,615)         (194,990)           (7,593)
                                                            -------------- ----------------  ----------------  ----------------
Net cash used in investing activities                              (89,699)        (225,615)         (194,990)           (7,593)
                                                            -------------- ----------------  ----------------  ----------------
Financing activities
    Proceeds from bank overdraft                                    11,863           13,152                 0
    Receipt of subscriptions receivable                            131,377                0                 0                 0
    Proceeds from issuance of common stock                               0                0                 0           125,000
    Repurchase of common stock                                     (50,000)               0                 0                 0
    Proceeds from issuance of preferred stock                    1,449,341          227,775           227,775           100,000
    Proceeds from notes payable - related parties,
      net of payments                                             (213,277)         184,5000          236,750            51,000
    Payments on capital lease obligations                          (60,220)         (17,939)          (31,743)                0
    Advance on Series B preferred stock                           (275,000)         265,000           275,000                 0
    Contributed capital                                                  0           60,000            60,000                 0
    Proceeds from notes payable - other                            106,184                0            65,000                 0
    Proceeds from line of credit                                   (50,000)          50,000            50,000                 0
                                                            -------------- ----------------  ----------------  ----------------
Net cash provided by financing activities                        1,050,268          782,488           882,782           276,000
                                                            -------------- ----------------  ----------------  ----------------
Changes in cash                                                    (43,331)          (1,950)           41,381             1,950

Cash at beginning of period                                         43,331            1,950             1,950                 0
                                                            -------------- ----------------  ----------------  ----------------
Cash at end of period                                       $            0 $              0  $         43,331  $          1,950
                                                            ============== ================  ================  ================
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION:
    Interest paid in cash                                   $       42,003 $          5,697  $         12,525  $            855
                                                            ============== ================  ================  ================
Non-Cash Financing Activities:
    Fixed assets acquired by capital lease                  $      219,168 $        141,850  $        141,850  $              0
                                                            ============== ================  ================  ================
    Assets acquired by issuance of common stock             $            0 $        115,000  $        115,000  $              0
                                                            ============== ================  ================  ================
    Conversion of accrued compensation to
      contributed capita                                    $            0 $        128,000  $        128,000  $              0
                                                            ============== ================  ================  ================
    Conversion of related party notes payable
      to contributed capital                                $            0 $         36,000  $         36,000  $              0
                                                            ============== ================  ================  ================


                      The accompanying notes are an integral part of the financial statements
                                                        F-5

                              Document Planet, Inc.
                       (formerly DocumentPlanet.com, Inc.)
                          Notes to Financial Statements

     (Information with respect to the nine months ended September 30, 2001 and 2000 is unaudited)


1.  Organization

Document Planet, Inc. (formerly DocumentPlanet.com, Inc. and the Company), a Delaware corporation, was incorporated in March 1999. The Company provides customized digital commercial printing services using telecommunications technology. The Company enables customers to submit proof and track orders online through standard web browser software.

2.  Going Concern

The Company has incurred operating losses and has significant obligations due. The Company raised approximately $1,500,000 in January 2001 from an investment fund and closed on various other loans in August 2001 of approximately $250,000. Management is actively seeking other forms of financing to fund its operations for subsequent periods.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Based on the above, there remains substantial doubt about the Company's ability to continue as a going concern if the Company is not able to raise funds in the near future.

3.  Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Financial Instruments

The carrying value of the Company's financial instruments, including cash, accounts receivable, accounts payable, and notes payable, approximate their fair value.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, include cash and accounts receivable. The Company maintains its cash as deposits with major commercial banks. The Company performs periodic evaluations of its customers' financial condition and generally does not require collateral. The Company provides allowances for its estimate of uncollectible accounts receivable.

The Company has two customers that accounted for 63% of the Company's total accounts receivable balance at December 31, 1999. In 2000, the concentration of credit risk was distributed evenly over the total customer base. In 2000, approximately 13% of the Company's revenue was generated from a related party.

                              Document Planet, Inc.
                       (formerly DocumentPlanet.com, Inc.)
                    Notes to Financial Statements (continued)


3.  Summary of Significant Accounting Policies (continued)

Property and Equipment

Property and equipment are recorded at cost and are depreciated on a straight-line basis over their estimated useful lives of three to ten years. Assets acquired under capital lease agreements are recorded at the lesser of the net present value of lease payments or the fair value of the property, and are amortized on a straight-line basis over the lease term.

Amortization of capital leases is included in depreciation and amortization.

Internally Developed Software

The Company accounts for the costs associated with the development of internal use software, including website development, under the provisions of Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", and Emerging Issues Task Force (EITF) Issue No. 00-2 Website Development Costs.

As of December 31, 2000, the Company capitalized costs related to website development of $270,000. During the period from March 11, 1999 (inception) to December 31, 1999, the Company expensed $30,000 related to the discovery phase of the website development project and during the year ended December 31, 2000, the Company expensed $14,000 related to the planning phase of the website development project.

Impairment of Long-Lived Assets

The Company reviews the recoverability of long-lived assets whenever events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. If the expected future cash flows from the use of such assets (undiscounted without interest charges) are less than the carrying value, the Company's policy is to record a write-down that is determined based on the difference between the carrying value of the asset and the estimated fair value.

Revenue Recognition

The Company's revenues are derived from customized printing services. Revenue is recognized as the customer is invoiced for the services provided in accordance with the underlying purchase order. The Company recognizes gross revenues under the provision of Emerging Issues Task Force (EITF) Issue No. 99-19 "Recording Revenue Gross as Principal vs. Net as an Agent".

Shipping and Handling Fees

In September 2000, the EITF reached a final consensus on EITF 00-10, "Accounting for Shipping and Handling Fees and Costs". This consensus requires that all amounts billed to a customer in a sale transaction related to shipping and handling, if any, represent revenue and should be classified as revenue. The Company classifies shipping charges to customers as revenues and shipping and handling costs as cost of revenues.

                              Document Planet, Inc.
                       (formerly DocumentPlanet.com, Inc.)
                    Notes to Financial Statements (continued)


3.  Summary of Significant Accounting Policies (continued)

Income Taxes

The Company accounts for income taxes using the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws expected to be in effect when the differences are anticipated to reverse.

Stock-Based Compensation

Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS No. 123), allows companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in APB Opinion 25, Accounting for Stock Issued to Employees (APB 25), but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed. The Company has elected to continue to apply APB 25 in accounting for its stock option incentive plans and, accordingly, recognizes compensation expense for the difference between the fair value of the underlying common stock and the grant price of the options at the date of grant.

Interim Financial Information

The financial statements for the nine months ended September 30, 2001 and 2000 are unaudited and include all adjustments which in the opinion of management are necessary for fair presentation, and such adjustments are of a normal and recurring nature. The results for the nine months are not indicative of a full year results.

4.  Property and Equipment

Property and equipment is as follows:                                                         December 31,
                                                                                      2000                 1999
                                                                                -----------------   -------------------
Computer software and hardware                                                  $          33,162   $             7,593
Internally developed software                                                             270,000                     -
Computer hardware under capital leases                                                    141,850                     -
Leasehold improvements                                                                     14,420                     -
                                                                                -----------------   -------------------
                                                                                          459,432                 7,593
Less accumulated depreciation and amortization                                            (80,298)               (1,265)
                                                                                -----------------   -------------------
                                                                                $         379,134   $             6,328
                                                                                =================   ===================

5.  Notes Payable

Line of Credit

In June 2000, the Company entered into a working capital loan agreement with a bank totaling $50,000. Borrowings bear interest at 10.5% and are due on January 1, 2001. An outside board member guaranteed the loan. In consideration for the guarantee, the Company granted a ten-year, fully vested warrant to purchase 50,000 shares of common stock at an exercise price of $2.57 per share. Additionally, the Company granted similar warrants to purchase 10,000 shares of common stock to the guarantor every 30 days, beginning August 30, 2000, until the loan was repaid. The total number of shares purchasable under the warrants granted to the board member pursuant to this agreement was 50,000. The Company valued these options using the Black-Scholes option pricing model and recorded interest expense of $235,000. This loan was repaid in full in January 2001.

                              Document Planet, Inc.
                       (formerly DocumentPlanet.com, Inc.)
                    Notes to Financial Statements (continued)


5.  Notes Payable (continued)

Convertible Notes Payable

In August 2000, the Company received $276,750 from various investors in exchange for convertible notes payable (the Notes). The Notes bear interest at an annual rate of 10% and are due on the earlier of 90 days or upon receipt of $500,000 in funding. The Notes are convertible into shares of common stock at $2.57 per share. The Company made payments of $10,000 in 2000, with the balance being paid in full in January 2001.

In conjunction with the convertible notes payable, the Company issued five-year warrants to purchase 43,000 shares of common stock at an exercise price of $2.57. The warrants are immediately exercisable. If the Notes are not repaid, then for each subsequent 90-day period in which the Notes remain outstanding, they will automatically convert into loans with a term of 90 days, and additional warrants to purchase common stock will be granted. The Company recorded an aggregate debt discount of $120,430 for the value of the warrants and the ability to convert at a discount from market value. The discount was amortized over the 90-day term of the Notes.

In November 2000, the Company issued an additional 43,000 warrants to purchase common stock with similar terms as above upon renewal of the Notes. The Company valued these warrants using the Black-Scholes option pricing model and recorded a discount of $85,570. The Company is amortizing the discount over the 90-day term and has recorded $43,913 in interest expense in the year ended December 31, 2000.

Advances on Series B Preferred Stock

In November and December 2000, the Company obtained funds in advance of the issuance of shares under the Series B Convertible Preferred Stock. The total amount advanced was $275,000. On January 15, 2001, this amount was converted to additional paid-in capital.

6.  Related Party Transactions

Notes Payable - Stockholders

During the year ended December 31, 1999, the Company received $91,000 from a stockholder in exchange for notes payable. The notes payable bore interest at a rate of 8% per annum and were due upon the receipt of any investment capital by the Company or at such times as was mutually agreed upon by the parties. During 1999, the Company made principal payments totaling $40,000. At December 31, 1999, the balance outstanding was $51,000. Accrued interest on the notes totaled $856. Additionally, at December 31, 1999, the Company had accrued $44,000 in expenses incurred by the Company paid for by a stockholder and $84,000 of deferred compensation.

In January 2000, the Company received an additional $35,000 from the co-founder in exchange for notes payable. In June 2000, the co-founder agreed to offset $36,000 of the notes payable balance against a $150,000 subscription receivable. At December 31, 2000, the balance outstanding was $50,000.

At December 31, 2000, the Company had gross demand notes outstanding with shareholders totaling $251,750. See Note 5.

Accrued interest on the notes totaled $10,605. These amounts were repaid on January 16, 2001.

                              Document Planet, Inc.
                       (formerly DocumentPlanet.com, Inc.)
                    Notes to Financial Statements (continued)


6.  Related Party Transactions (continued)

Subscriptions Receivable

On June 1, 2000, a Settlement Agreement and Mutual Release was negotiated with the stockholder. The stockholder executed a secured promissory note payable to the Company for the principal amount of $150,000 that is non-interest bearing, payable in twenty-four months and secured by stock in the Company. As part of the agreement, the stockholder agreed to convert accrued expenses due to the stockholder of $44,000 and transfer loans due to the shareholder of $36,000 as payment against the promissory note. An additional $60,000 in cash was paid against the promissory note, leaving a balance of $10,000 due at December 31, 2000. This balance was discounted using a 10% interest rate. The discount is being amortized over the life of the note.

On June 1, 2000, a promissory note payable to the Company for the principal amount of $150,000 that is non-interest bearing, payable in twenty-four months and secured by shares in the Company, was issued by a key executive for additional paid-in capital. The note was discounted using a 10% interest rate. The discount is being amortized over the life of the note. $140,000 of this note has been paid in 2001.

Convertible Promissory Notes

On August 29, 2001, the Company obtained convertible promissory notes from directors and individuals totaling $250,000 with interest payable at a rate of 12% per annum. In conjunction with these notes, 96,153 warrants were granted as consideration under the convertible promissory note agreements.

The principal and any accrued, but unpaid, interest under the note is due and payable on the earlier of (1) March 20, 2002, (2) upon the closing of financing of the Company of at least $3,000,000, or (3) the closing of a merger transaction.

The entire principal and the accrued interest of each note may be converted at the option of the note holder. The number of common shares to be issued shall be equal to the number of shares derived by the quotient obtained by dividing the outstanding principal and accrued interest balance amount of the note by the lesser of 50% of the lowest price per share at which any merger transaction is consummated during the term of the note, or $2.60 per share.

Employee Agreements

The Company entered into two-year employee agreements with both co-founders of the Company. Both employees will receive $96,000 for one year commencing on March 15, 1999 and will receive $120,000 in compensation for the second year.

One of the co-founders resigned in June 2000, and was released from the employee agreement in exchange for a three-year consulting agreement totaling $42,000 a year commencing on June 1, 2000. As of December 31, 2000, the amount owed under this consulting agreement was $24,500.

In addition, the co-founder forgave deferred compensation of $116,000, of which $84,000 was accrued at December 31, 1999. The total deferred compensation of $116,000 was converted to additional paid-in capital as of December 31, 2000.

On January 15, 2001, the employee agreement for the other co-founder was renegotiated to a four-year term with all other financial terms and conditions remaining the same.

                              Document Planet, Inc.
                       (formerly DocumentPlanet.com, Inc.)
                    Notes to Financial Statements (continued)



6.  Related Party Transactions (continued)

Employee Agreements (continued)

In January 2000, the Company signed a one-year employee agreement with an officer for compensation totaling $90,000, with the stipulation of an increase to $120,000 upon the Company successfully raising in excess of $2,500,000 in capital. An annual bonus of 50% of base salary was guaranteed in the first year of employment. This officer resigned on September 12, 2000 and on January 11, 2001, entered into a Settlement Agreement and Mutual Release in which the Company agreed to buy all of the shares owned by this officer (30,000) for $50,000. The officer has vested in the right to exercise stock options to purchase 36,450 shares of the Company's common stock, and these remain vested to the officer and subject to all terms and conditions of the plan under which the options were granted.

7.  Commitments

The Company leases certain property and equipment under various noncancellable capital leases. It also leases office space and other equipment under noncancellable operating leases. Rent expense for the years ended December 31, 2000 and 1999 for all operating leases approximated $50,000 and $10,000, respectively.

Minimum lease commitments are as follows:

                                                                                   Capital                Operating
Year ending December 31:                                                            Leases                 Leases
                                                                             -------------------- -  -------------------
         2001                                                                $             51,837    $           122,324
         2002                                                                              56,549                 69,873
         2003                                                                              18,849                 57,673
         2004                                                                                   -                 57,103
         2005                                                                                   -                 57,103
         Thereafter                                                                             -                      -
                                                                             -------------------- -  -------------------
Total minimum lease payments                                                 $            127,235    $           364,076
                                                                                                     ===================
Less amounts representing interest                                                         17,128
                                                                             --------------------
Present value of minimum lease payments                                                   110,107
Less current portion                                                                       63,102
                                                                             --------------------
Long-term portion                                                            $             47,005
                                                                             ====================

8.  Stockholders' Deficit

Common Stock

On March 11, 1999, the Company authorized 8,000,000 shares of $.001 par value common stock.

On March 11, 1999, the Company awarded 1,500,000 shares of common stock to the founders of the Company at $.001 per share. The amount was recorded as compensation expense of $1,500, which is included in selling, general and administrative expenses.

During 1999, the Company sold or issued to various employees or consultants (for services rendered) 149,500 shares of common stock at purchase prices ranging from $.001 to $2.50 for $125,000 in cash and $218,750 in consulting services.

                              Document Planet, Inc.
                       (formerly DocumentPlanet.com, Inc.)
                    Notes to Financial Statements (continued)


8.  Stockholders' Deficit (continued)

Series A Cumulative Convertible Preferred Stock

On March 11, 1999, the Company authorized 2,000,000 shares of $.001 par value Preferred Stock, of which 250,000 shares were designated "Series A Cumulative Convertible Preferred Stock" ("Series A Preferred Stock").

On October 29, 1999, the Company issued 16,000 shares of Series A Preferred Stock at $6.25 per share in exchange for $100,000.

In 2000, the Company issued 59,000 shares of Series A Preferred Stock at $6.25 per share in exchange for $227,775 in cash (net of offering costs), $115,000 in website development services, which were capitalized, and $2,500 in consulting services.

Each holder of record of the Series A Preferred Stock is entitled to receive a dividend equal to ten percent of the original subscription price paid per share, per annum, payable in the aggregate on an annual basis, in cash or shares of stock (either Series A Preferred Stock or Common Stock), or a combination thereof, commencing on January 31, 2000 (pro rated for the first year) and each anniversary thereafter. The Company may elect to withhold such dividends for any given year. Dividends are cumulative and any such dividends not paid will accrue without interest for the benefit of the holders of the Series A Preferred Stock. Such accrued dividends not sooner distributed will be paid upon liquidation of the Company or at such time as the Series A Preferred Stock is redeemed, converted or exchanged in a merger or reorganization. No dividends shall be declared and paid upon or set aside for the common stock unless all accrued dividends with respect to the Series A Preferred Stock have been distributed. No dividends on Series A Preferred Stock or common stock have been declared from inception through December 31, 2000. Accumulated undeclared dividends on the Series A Preferred Stock as of December 31, 1999 and 2000 are $1,808 and $37,713, respectively.

Shares of the Series A Preferred Stock are convertible at the option of the holder on a one-for-one basis, subject to adjustment for dilution, into shares of common stock. Each share of Series A Preferred Stock will be automatically converted into common stock upon (1) the closing of an initial public offering of securities of the Company, pursuant to a registration statement filed with the Securities and Exchange Commission with gross offering proceeds of at least $7,000,000, or (2) upon a consolidation or merger of the Company with or into any other corporation, or (3) a merger of any other corporation into or with the Company, or (4) a sale or transfer of all or substantially all of the Company's assets for cash or securities, or a statutory share exchange in which stockholders of the Company may participate, or (5) December 31, 2002.

Each share of Series A Preferred Stock has voting rights equal to the voting rights of the common stock on an as if converted basis. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of record of shares of Series A Preferred Stock shall be entitled, before any distribution or payment is made upon outstanding shares of common stock, to be paid an amount equal to the Original Issue Price, plus any accrued but unpaid dividends. If, upon such liquidation, the assets to be distributed among the holders of Series A Preferred Stock shall be insufficient to permit such payment, then the entire assets of the Company to be so distributed shall be distributed ratably among the holders of Series A Preferred Stock.

Upon the issuance of Series B Cumulative Convertible Preferred Stock, under the terms of Series A original issuance, the Series A was repriced from $6.25 a share to $2.57 a share, resulting in the issuance of 107,394 additional Series A shares.

                              Document Planet, Inc.
                       (formerly DocumentPlanet.com, Inc.)
                    Notes to Financial Statements (continued)


8.  Stockholders' Deficit (continued)

Series B Cumulative Convertible Preferred Stock

On January 11, 2001, the Company designated 582,973 shares of $.001 par value Preferred Stock as "Series B Convertible Preferred Stock" ("Preferred B Stock).

On January 15, 2001, the Company issued 582,973 shares of Preferred B Stock at $2.57 a share for proceeds of $1,498,241 to a venture capital firm partially owned by a member of the Board of Directors.

Each holder of the Series B Convertible Preferred Stock shall be entitled to receive dividends, cumulative from the date of the original issuance, at the rate of 10% per annum, of the original issue price per share of Series B Convertible Preferred, payable to the holders of the Series B Convertible Preferred Stock of record on an annual basis, in cash, commencing on January 11, 2001 and each anniversary thereafter. The Company may elect to withhold distribution of such dividends for any given year. Any dividends not paid will accrue without interest for the benefit of the Series B Convertible Preferred stockholders. No dividends shall be paid on the Preferred Stock (other than the Series B Convertible Preferred Stock) or the Common Stock at any time when shares of Series B Convertible Preferred Stock are outstanding.

Shares of the Series B Preferred Shares are convertible at the option of the holder on a one-for-one basis, subject to adjustment for dilution, into shares of common stock. Each share of Series B Preferred Stock and all accrued dividends will be automatically converted into common stock at the then effective conversion ratio upon the occurrence of a qualified initial public offering of securities with gross offering proceeds of at least $25,000,000 at a price per share of not less than $10.28.

Each share of Series A Preferred Stock has voting rights equal to the voting rights of the Common Stock on an as if converted basis. Voting as a separate class, they are entitled to elect a director of the Company. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of record of shares of Series B Preferred Stock shall be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series B Convertible Preferred Stock, to be paid an amount in cash equal to the greater of (1) $2.57 per share plus accrued dividends unpaid, or (2) such amount per share as would have been payable had each such share been converted to Common Stock. Series A Convertible Preferred Stock and Common Stock rank on liquidation junior to the Series B Convertible Preferred Stock.

Warrants

In addition to the warrants to purchase 186,000 shares of common stock issued in connection with various notes payable (see Note 5), the Company issued the following warrants:

During the first six months of 2000, the Company issued fully vested, ten-year warrants to purchase 4,920 shares of common stock with an exercise price of $6.25 per share to an existing stockholder for consulting services rendered. The warrants were valued using the Black-Scholes option pricing model, and approximately $28,000 in consulting expense was recorded.

In May 2000, the Company issued fully vested, ten-year warrants to purchase 8,623 shares of common stock with an exercise price of $6.25 per share to a consultant for services rendered. The warrants were valued using the Black-Scholes option pricing model, and approximately $49,000 in consulting expense was recorded.

                              Document Planet, Inc.
                       (formerly DocumentPlanet.com, Inc.)
                    Notes to Financial Statements (continued)


8.  Stockholders' Deficit (continued)

Warrants (continued)

In May 2000, the Company issued fully vested, ten-year warrants to purchase 35,000 shares of common stock with an exercise price of $6.25 per share to bridge lenders. The warrants were valued using the Black-Scholes option pricing model, and approximately $113,000 in financing expense was recorded.

In July 2000, the Company issued fully vested, five-year warrants to purchase 35,000 shares of common stock with an exercise price of $6.25 per share to a bridge lender. The warrants were valued using the Black-Scholes option pricing model, and approximately $70,000 in financing expense was recorded.

The Company granted and approved the issuance of 96,153 warrants on various dates in 2001 to directors and outside parties.

Stock Options

In July 2000, the Company adopted the Stock Option Incentive Plan (the 2000
Plan) and reserved 300,000 shares of common stock for issuance. The 2000 Plan provides for the granting of incentive stock options and non-qualified options. Only employees can receive incentive stock options.

Options under the 2000 Plan may be granted for periods of up to ten years and at prices which approximate the estimated fair value of the shares on the date of grant, as determined by the Board of Directors. The Plan is administered by a committee appointed by the Board of Directors. The exercise price for the stock options granted shall not be less than the fair value per share of common stock on the date of such grant for incentive stock options or, if granted to an individual who holds more than ten percent of common stock outstanding, not less than 110% of such fair market value per share and not less than 85% of the fair value per share of common stock on the date of such grant for non-statutory stock options.

A summary of all of the stock option activity is as follows:

                                                                            Year ended December 31,
                                                           ------------------------------------------------------------------
                                                                        2000                               1999
                                                           -------------------------------    -------------------------------
                                                                               Weighted                           Weighted
                                                                               Average                            Average
                                                                               Exercise                           Exercise
                                                               Shares           Price             Shares            Price
                                                           -------------    --------------    -------------    --------------
Outstanding at beginning of year                                  18,000    $         4.35                -                 -
   Granted                                                        74,450    $         2.40           18,000    $         4.35
   Exercised                                                           -                 -                -                 -
   Cancelled                                                           -                 -                -                 -
                                                           -------------                      -------------
Outstanding at end of year                                        92,450    $         2.78           18,000     $        4.35
                                                           =============                      =============
Exercisable at end of year                                        53,784    $         2.89           10,000     $        6.25
                                                           =============                      =============


The options outstanding at December 31, 2000 range in price from $0.01 per share to $6.25 per share and have a weighted average remaining contractual life of 9.5 years.

The Company granted 62,450 of incentive stock options below fair market value. The Company recorded compensation expense of $162,198 for the year ended December 31, 2000 related to the grant.

                              Document Planet, Inc.
                       (formerly DocumentPlanet.com, Inc.)
                    Notes to Financial Statements (continued)

8.  Stockholders' Deficit (continued)

Stock Options (continued)

The Company applies APB 25 in accounting for its stock option plan and, accordingly, recognizes compensation expense for the difference between the fair value of the underlying common stock and the grant price of the option at the date of grant. The effect of applying SFAS 123's fair value method to the Company's stock-based awards results in net losses of $2,129,973 and $696,873 in 2000 and 1999, respectively. The weighted average fair value of the options granted in 2000 and 1999, used as a basis for the above pro forma disclosures, was estimated as $4.47 and $1.74, respectively, as of the date of grant using a minimum value method option pricing model with the following assumptions: dividend yield 0%, risk-free interest rate of 5% and expected lives of 8.5 years. The effect of applying SFAS 123 on 1999 and 2000 pro forma net loss as stated above is not necessarily representative of the effects on reported net losses for future years due to, among other things, the vesting period of the stock options and the fair value of additional stock options in future years.

The Company granted and approved the issuance of 44,000 stock options on various dates in 2001 to employees and outside consultants.

Shares Reserved for Issuance

At December 31, 2000, the Company has authorized the following shares of common stock for issuance upon conversion of the Series A Preferred Stock and upon the exercise of options and warrants:


Series A Preferred Stock                                            75,000
Common stock options outstanding                                    92,450
Common stock options available to grant                            207,550
Common stock warrants                                              269,543
                                                           ---------------
Total shares reserved for issuance                                 644,543
                                                           ===============

9.  Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant components of the Company's deferred income taxes at December 31, 1999 and December 31, 2000 are as follows:

Deferred tax assets:                                                      2000                       1999
                                                                   -------------------        -------------------
   Net operating loss carryforward                                 $           429,263        $           139,381
   Start-up costs, net                                                          46,257                     80,950
   Deferred compensation                                                       327,644                     31,886
   Accrued vacation                                                              5,963                      2,687
   Other                                                                         2,073                        866
                                                                   -------------------        -------------------
Total deferred tax assets                                                      811,200                    255,770

Deferred tax liabilities:
   Amortization                                                                  2,861                          -
   Bad debts                                                                       949                          -
   Fixed asset differences                                                           -                          -
                                                                   -------------------        -------------------
                                                                                 3,810                          -

Total deferred tax assets                                                      807,390                    255,770
Valuation allowance                                                           (807,390)                  (255,770)
                                                                   -------------------        -------------------
Net deferred tax asset                                             $                 -        $                 -
                                                                   ===================        ===================

                              Document Planet, Inc.
                       (formerly DocumentPlanet.com, Inc.)
                    Notes to Financial Statements (continued)


9.  Income Taxes (continued)

SFAS No. 109 requires a valuation allowance to reduce the deferred tax assets reported if, based on the weight of evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. At December 31, 2000, the Company is uncertain whether it will realize any future tax benefit of its deferred tax assets. Accordingly, a full valuation allowance has been recorded against the deferred tax assets.

At December 31, 2000, the Company has available net operating loss carryforward of $1,131,000 that expire in various years through 2020, if unused.

10.  Subsequent Events

Reverse Merger

On December 7, 2001, the Company entered into a Share Exchange Agreement with Document Planet, Inc., a Colorado corporation, a wholly owned subsidiary of Solar Satellite Communication, Inc., whereby Document Planet, Inc. (CO) is the surviving operating entity. The business combination closed on December 10, 2001 and is a reverse merger, accounted for as a recapitalization of Document Planet, Inc. (DE). Solar Satellite Communication, Inc. issued 3,603,788 shares of common stock and 582,973 shares of preferred stock Series B in exchange for 100% of the then issued and outstanding common stock, Series A and Series B preferred stock of the Company. The Company ceased to exist on December 10, 2001.

(b)    Pro forma Financial Information


                     INDEX TO PRO FORMA FINANCIAL STATEMENTS





Pro Forma Consolidated Balance Sheet.........................................P-2

Pro Forma Consolidated Statements of Operations..............................P-3

Notes to Pro Forma Consolidated  Financial Statement.........................P-4



                                        Solar Satellite Communication, Inc.
                                        Pro Forma Consolidated Balance Sheet
                                                   (Unaudited)
                                          July 31, 2001 (September 30, 2001)

                                                            Solar
                                                          Satellite
                                                        Communication,     Document                 Pro Forma
                                                             Inc.        Planet, Inc.)             Adjustments        Pro forma
                                                       ---------------- ---------------         ----------------- ----------------
                        ASSETS
CURRENT ASSETS
   Cash                                                $        864,607 $             0      a) $(       450,000) $        414,607
   Accounts receivable                                                0          29,569                                     29,569
   Prepaid expenses and other current assets                          0               0                                          0
                                                       ---------------- ---------------                           ----------------
          Total current assets                                  864,607          29,569                                    444,176
                                                       ---------------- ---------------                           ----------------
PROPERTY, PLANT AND EQUIPMENT
   (Net of accumulated depreciation)                                  0         566,955                                    566,955
                                                       ---------------- ---------------                           ----------------
          Total property, plant and equipment                         0         566,955                                    566,955
                                                       ---------------- ---------------                           ----------------
OTHER ASSETS
   Investment in subsidiaries                                         0               0      c)        1,514,555
                                                                                             d)       (1,514,555)                0
   Other                                                              0           7,307                                      7,307
                                                       ---------------- ---------------                           ----------------
          Total other assets                                          0           7,307                                      7,307
                                                       ---------------- ---------------                           ----------------
Total Assets                                           $        864,607         603,831                                  1,018,438
                                                       ================ ===============                           ================

         LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
   Bank overdraft                                      $              0 $        11,863                           $       11,863
   Accounts payable                                               1,103         444,405                                  445,508
   Accrued payroll liabilities                                        0         112,035                                  112,035
   Accrued expenses                                                   0          80,227                                   80,227
   Capital lease - current portion                                    0         106,936                                  106,936
   Short-term notes payable                                           0         168,000                                  168,000
                                                       ---------------- ---------------                         ----------------
          Total current liabilities                               1,103         923,466                                  924,569
                                                       ---------------- ---------------                         ----------------
LONG-TERM DEBT
   Capital lease obligation, net of current portion                   0         164,619                                  164,619
                                                       ---------------- ---------------                         ----------------
          Total long-term debt                                        0         164,619                                  164,619
                                                       ---------------- ---------------                         ----------------
Total Liabilities                                                 1,103       1,088,085                                1,089,188
                                                       ---------------- ---------------                         ----------------

STOCKHOLDERS' EQUITY
   Preferred stock, $.001 par value; 1,000,000 and
      2,000,000 shares authorized; Series A convertible;
      250,000 shares designated; 0 and 182,394 shares
      and 16,000 shares issued and outstanding; Series B
      convertible; 582,973 and 0 issued and outstanding,
      respectively                                                    0             765      b)              583
                                                                                             d)            (765)             583
   Common stock, $.001 par value; 25,000,000 and
      8,000,000 shares  authorized; 7,505,801 and 1,619,500
      shares issued and outstanding                               7,506           1,620      a)            (243)
                                                                                             c)           3,604
                                                                                             d)          (1,620)          10,867
   Additional paid-in capital                                 2,775,986       3,436,345      a)        (449,757)
                                                                                             c)       1,514,555
                                                                                             d)      (3,436,345)       3,840,784
   Subscriptions receivable                                           0          (8,670)                                  (8,670)
   Accumulated deficit                                       (1,919,988)     (3,914,314)     d)       1,919,988       (3,914,314)
                                                       ---------------- ---------------                          ---------------
          Total stockholders' equity                            863,504        (484,254)                                 (70,750)
                                                       ---------------- ---------------                          ---------------
Total Liabilities and  Stockholders' Equity            $        864,607 $       603,831                         $      1,018,438
                                                       ================ ===============                         ================



                   The accompanying notes are an integral part of the pro forma financial statements
                                                       P-2

                                            Solar Satellite Communication, Inc.
                                      Pro Forma Consolidated Statements of Operations
                                                        (Unaudited)
                                   Nine Months Ended July 31, 2001 (September 30, 2001)


                                                         Solar
                                                       Satellite          Planet
                                                    Communication,       Document                   Pro Forma
                                                         Inc.              Inc.                   Adjustments       Pro Forma
                                                   ----------------- -----------------          --------------- -----------------
REVENUES
   Sales                                           $               0 $         152,268                          $         152,268
                                                   ----------------- -----------------                          -----------------
          Total revenues                                           0           152,268                                    152,268

COST OF SALES
   Cost of sales                                                   0           117,063                                    117,063
                                                   ----------------- -----------------                          -----------------
          Gross margin                                             0            35,205                                     35,205
                                                   ----------------- -----------------                          -----------------

OPERATING EXPENSES
   General and administrative                                 11,825         1,264,300       e)         (11,825)        1,264,300
                                                   ----------------- -----------------                          -----------------
          Total operating expenses                            11,825         1,264,300                                  1,264,300
                                                   ----------------- -----------------                          -----------------
Operating loss                                               (11,825)       (1,229,095)                                (1,229,095)
                                                   ----------------- -----------------                          -----------------

OTHER INCOME (EXPENSE)
   Interest income                                             7,191            18,623       e)          (7,191)           18,623
   Interest expense - monetary                                     0           (28,253)                                   (28,253)
   Interest expense - non-monetary                                 0           (41,657)                                   (41,657)
                                                   ----------------- -----------------                          -----------------
          Total other income (expense)                         7,191           (51,287)                                   (51,287)
                                                   ----------------- -----------------                          -----------------
Net income (loss)                                  $          (4,634)$      (1,280,382)                         $      (1,280,382)
                                                   ================= =================                          =================




























                   The accompanying notes are an integral part of the pro forma financial statements
                                                            P-3

                       Solar Satellite Communication, Inc.
               Notes to Pro Forma Consolidated Financial Statements
                                   (Unaudited)


((1) Pro Forma Changes On December 7, 2001, the Company entered into a
     Share Exchange Agreement with Document Planet, Inc., a Delaware corporation, via a wholly owned subsidiary, Document Planet, Inc., a Colorado corporation, whereby Document Planet, Inc. (CO) is the surviving operating entity. The business combination closed on December 10, 2001 and is a reverse merger, accounted for as a recapitalization of Document Planet, Inc. (DE). The Pro forma statement of operations includes the nine months ended September 30, 2000 for Document Planet, Inc. and the nine months ended July 31, 2000 for Solar Satellite Communication, Inc. The Company issued 3,603,788 shares of common stock and 582,973 shares of preferred stock Series B of the Company to complete this acquisition.

(2) Pro Forma Adjustments
          (a) $450,000 in cash to repurchase 242,636 shares of Solar Satellite Communication, Inc. common stock.

          (b) 582,973 shares of Solar Satellite Communication, Inc. preferred stock Series B in exchange for 582,973 shares of Document Planet, Inc. preferred stock Series B.

          (c) 3,603,788 shares of common stock of Solar Satellite Communication, Inc. in exchange for 1,619,500 shares of common stock and 182,394 shares of preferred stock Series A of Document Planet, Inc.

         Consolidation:
         --------------
          (d) Eliminate investment in subsidiary, the Company's retained deficit and common stock of subsidiary.

          (e)  Eliminate pre-merger income and expenses.

                     INDEX TO PRO FORMA FINANCIAL STATEMENTS





Pro Forma Consolidated Statements of Operations..............................P-6

Notes to Pro Forma Consolidated  Financial Statement.........................P-7



                                            Solar Satellite Communication, Inc.
                                      Pro Forma Consolidated Statements of Operations
                                                        (Unaudited)
                                  For the Year Ended October 31, 2000 (December 31, 2000)

                                                     Solar
                                                   Satellite        Document
                                                 Communication,      Planet,           Pro Forma
                                                      Inc.            Inc.             Adjustments        Pro Forma
                                                ---------------- --------------      --------------    --------------
REVENUES
   Sales                                        $0               $180,934                              $      180,934
                                                ---------------- --------------                        --------------
          Total revenues                                       0        180,934                               180,934

COST OF SALES
   Cost of sales                                               0        143,630                               143,630
                                                ---------------- --------------                         --------------
          Gross margin                                         0         37,304                                37,304
                                                ---------------- --------------                         --------------

OPERATING EXPENSES
   General and administrative                            114,872      1,177,626    a)     (114,872)          1,177,626
   Stock-based compensation                                    0        239,664                                239,664
                                                ---------------- --------------                         --------------
          Total operating expenses                       114,872      1,417,290                              1,417,290
                                                ---------------- --------------                         --------------

Operating loss                                          (114,872)    (1,379,986)                           (1,379,986)
                                                ---------------- --------------                         -------------

OTHER INCOME (EXPENSE)
   Interest income                                        45,358          7,814    a)      (45,358)             7,814
   Interest expense - monetary                                 0        (28,987)                              (28,987)
   Interest expense - non-monetary                             0       (581,810)                             (581,810)
                                                ---------------- --------------                        --------------

          Total other income (expense)                    45,358       (602,983)                             (602,983)
                                                ---------------- --------------                        --------------

Net loss                                        $        (69,514)$(1,982,969)                          $   (1,982,969)
                                                ================ ==============                        ==============
























                     The accompanying notes are an integral part of the pro forma financial statements
                                                            P-6

                       Solar Satellite Communication, Inc.
               Notes to Pro orma Consolidated Financial Statements
                                   (Unaudited)


(1) Pro Forma Changes On December 7, 2001, the Company entered into a Share Exchange Agreement with Document Planet, Inc., a Delaware corporation, via a wholly owned subsidiary, Document Planet, Inc., a Colorado corporation, whereby Document Planet, Inc. (CO) is the surviving operating entity. The business combination closed on December 10, 2001 and is a reverse merger, accounted for as a recapitalization of Document Planet, Inc. (DE). The Pro forma statement of operations includes the twelve months ended December 31, 2000 for Document Planet, Inc. and the twelve months ended October 31, 2000 for Solar Satellite Communication, Inc. The Company issued 3,603,788 of common stock and 582,973 shares of preferred stock Series B of the Company to complete this acquisition.

(2) Pro Forma Adjustments
          (a) Eliminate pre-reverse merger expenses and interest income of Solar Satellite Communication.

Exhibit No.     Description
----------------------------------------------------------------------
         None




                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Solar Satellite Communications, Inc.
                                    ----------------------------------------
                                    (Registrant)


Date: February 21, 2002             By: /s/ Andrew S. Prince
                                    -----------------------------------
                                    Andrew S. Prince, President and CEO